Amendment to MapQuest Services Agreement
                    ----------------------------------------

         This letter designates an amendment ("Amendment") to the MapQuest Services Agreement ("Agreement") dated February 1, 2000 between Mapquest.com and Eautoclaims.com. The Agreement is amended as follows.

Annual service fee of $4,800.00 for InterConnect.TripConnect Plus is not included. All other terms and conditions of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties undersigned agree to this Amendment of the Agreement.


Mapquest.com                                         Licensee:         Eautoclaims.com

By:                                                  By:
   -----------------------------------------            --------------------------------------------------

Date:                                                Date:
     ---------------------------------------              ------------------------------------------------

Name:             Denny Reinert                      Name:             Eric Seidel
Title:            Sales Manager                      Title:            CEO
Address:          1730 Blake Street, #310            Address:          2708 Alt 19 North #604
                  Denver, CO  80202                                    Palm Harbor, FL  34683
Phone:            (303) 312-0200                     Phone:            (727) 781-0414

                               MapQuest.com, Inc.
                    MapQuest Interconnect Services Agreement
                    ----------------------------------------

         MapQuest.com, Inc. ("MapQuest") has developed a proprietary service (the "MapQuest Service"), comprised of (i) interactive mapping and locator technology located on its Internet site ("MapQuest Site"), and (ii) systems to connect certain mapping and routing components of its service with agreed upon data of the undersigned party ("License"). In consideration of the terms and conditions set forth herein, MapQuest and Licensee agree as follows:

         (a) "Licensee Site" shall mean the following Internet site of Licensee: www,eautoctaims.com www.safeco.eautoclaims.com

         (b) "Licensee Data" shall mean solely and exclusively the following data (meaning a description of the customer database available for searches):
Eautoclaim.com partner location data which shall be searched using the MapQuest Service for the following purpose(s): to display eAutoclaim.com partner location data on an interactive map with driving directions. Except as may be expressly set forth in the above definition, Licensee Data shall not include any third party data.

         (c) "MapQuest Service" shall mean the following "Licensed Components": MapQuest InterConnect and MapQuest TripConnect Plus

         (d) The "Term" of this Agreement shall be from February 1, 2000, to February 28, 2001, and thereafter if renewed in accordance herewith.

         (e) "Agreement" means, collectively, this Agreement, Schedule A, Schedule E, and the following additional schedules: Evaluation License.

         (f) "Fees" means, collectively, the following charges, payable in accordance with Section V of Schedule A:

               o Service Set-Up fee of: $1.500.00 (collected for evaluation period - see Evaluation License attachment) for which Licensee shall receive the software, related manuals and up to 10 hours of technical support-

               o Annual service fee of: $4.800.00 for InterConnect based on 1-5,000 locations and up to 300,000 map draws. $4,000.00 for TripConnect plus for up to 100,000 routes.

               o MapQuest Hosted Data Update Service fee as set forth in Schedule E for hosting points of interest data.

               o Additional fee of: $2,000 for InterConnect if the number of locations in database exceeds 5,000 which will then add an additional 10,000 locations capable of being mapped. $1,500.00 for InterConnect if the number of map draws exceeds 300,000 which will then cover and additional 200,000 map draws (like blocks purchased at same price). $1,000.00 for Fast Update if client needs to switch from manual updates of data to unlimited ftp updates of data to MapQuest.com. $4,000.00 for TripConnect Plus if the number of routes exceeds 100,000 which will then cover an additional I )0.000 routes (like blocks of routes purchased at the same price).

               o Technical support in excess of 10 hours will be charged at $100.00 an hour.

         (g)      Licensee MapQuest Identification Number:  12662 & 12663.

         (h) "MapQuest Site" shall mean the location where MapQuest's server serves Map and Route Transactions to the Licensee Site.

         (i) "End User" shall mean any user who accesses the MapQuest Service through the License Site.

         (j) "Map Transaction" shall mean a single image depicting a map for a pre-determined or End User specified geographical area.

         (k) "Route Transaction" shall mean any one or more of the following (i) text-explicated driving directions for a route between a single origin and a single destination specified by an End User, (ii) the travel time and/or distance for all or any potion of such route, or (iii) an image depicting a map including the route.

         (l) "Version" shall mean new releases of the MapQuest Service, which incorporate substantially more function and features than previous versions, such that the version number prefix has incremented.

         IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized officers.


MapQuest.com                                         Licensee:         Eautoclaims.com

By:                                                  By:
   -----------------------------------------            --------------------------------------------------

Date:                                                Date:
     ---------------------------------------              ------------------------------------------------

Name:             Denny Reinert                      Name:             Eric Seidel
Title:            Sales Manager                      Title:            CEO
Address:          1730 Blake Street, #310            Address:          2708 Alt 19 North #604
                  Denver, CO  80202                                    Palm Harbor, FL  34683
Phone:            (303) 312-0200                     Phone:            (727) 781-0414


                   Schedule A - MapQuest Interconnect Services
                          General Terms and Conditions
                          ----------------------------

         I. Scope of Service. Licensee shall use the MapQuest Service, related trademarks and other intellectual property ("MapQuest Technology" and in context "Technology") in applications designed to run across the World Wide Web in an Internet, Intranet or Extranet environment only as follows: End Users to the Licensee Site may request display of geographic information related to the Licensee Data and the MapQuest Service. Upon receipt of each such request, the MapQuest Service shall automatically append spatial coordinates to the Licensee Data, so that such Licensee Data can be viewed on an interactive map and/or driving directions subject to the services selected and licensed hereunder by Licensee. Specifically excluded from this "Scope of Service" are (i) any use or operation of the MapQuest Technology on any Internet site other than the Licensee Site; (ii) products configured to be, or World Wide Web pages specifically designed for, wireless or satellite delivery services or applications; and (iii) products, systems or applications installed in or otherwise connected to vehicles or capable of vehicle navigation, positioning, tracking or routing. As new technologies for displaying maps and routes from the World-Wide-Web arises within the internet environment, Licensee shall request permission from MapQuest prior to developing new uses of the MapQuest Service, which permission may be withheld in the sole discretion of MapQuest. MapQuest, upon evaluation of the proposed opportunity, reserves the right to negotiate with Licensee the terms and conditions of such additional licenses.

         II. MapQuest License. During the term hereof and all renewals thereof, MapQuest agrees to provide Licensee ' with a non-exclusive license of the MapQuest Service within the Scope of Service, subject to and in accordance with this Agreement. Licensee shall not use and shall not permit the MapQuest Technology to be used outside of the Scope of Service or in contravention of this Agreement or applicable law. Licensee grants to MapQuest the right to market the existence of this Agreement and relationship.

         III.     Ownership

                  (a) Licensee represents to MapQuest that Licensee has all right, tide and interest in, or if applicable, licenses to, the Licensee Data, and to all of its trademarks, service marks and other proprietary information ("Licensee Technology" and in context "Technology"). MapQuest represents to Licensee that MapQuest has all right, title and interest in and to the MapQuest Technology. Each party agrees that it has no right, title or interest in the other party's Technology. MapQuest agrees not to use, disclose, sell, transfer or copy the Licensee Data, or any portion thereof, other than as necessary to perform within the Scope of Service. Licensee agrees not to disassemble, decompile, reverse engineer, merge, use, disclose, sell, transfer or copy the MapQuest Technology, or any portion thereof, other than as expressly permitted in the Scope of Service. All latitude and longitude coordinates ("MapQuest Geocodes") assigned to locations either (i) by MapQuest's geocoding services or
(ii) by software licensed hereunder, shall be used by Licensee solely in conjunction with the software specifically licensed hereunder. The MapQuest Geocodes shall not be used by Licensee for any other purpose, including without limitation, use with any computer software not licensed hereunder, and uses or products which modify he delivered unencrypted latitudes and longitudes. As a condition to permitting End Users to access the MapQuest Service, Licensee agrees to provide a link to MapQuest's Copyright Notice and Terms and Conditions on the MapQuest Site, and Licensee agrees to abide with such Copyright Notice and Terms and Conditions to the extent that Licensee is an End User.

                  (b) Licensee further agrees that all of MapQuest's ideas, know-how, techniques, enhancements and modifications developed by MapQuest in the future are owned by MapQuest and are not licensed hereunder.

                  (c) If any claim is asserted against one party ("Indemnitee") that the Technology of the other party ("Indemnitor") infringes the intellectual property rights in the United States of America of any third party, the Indemnitee shall promptly advise the Indemnitor in writing of such claim, and the Indemnitor shall have the right to elect to control the defense of such claim with counsel of Indemnitor's choosing, and to the extent Indemnitor so elects to defend, the Indemnitee shall cooperate fully in the defense thereof and furnish to the Indemnitor all evidence and assistance in Indemnitee's control. If the Indemnitor controls the defense or in its sole discretion elects not to control the defense but is determined to have so infringed, the Indemnitor shall indemnify the Indemnitee from and against any and all liability, damages, and reasonable costs (not including attorneys' fees incurred by the Indemnitee in monitoring or participating in any defense provided by Indemnitor) incurred by Indemnitee as a result of any such claim or any resulting judgment or settlement. In connection with such a claim against MapQuest Technology, Licensee's sole remedy under this Agreement in addition to the foregoing indemnification shall be, at MapQuest's sole discretion, to procure the right of continued use, to replace or modify the affected technology so as to make it non-infringing or to terminate this Agreement and refund any prepaid fees for the remaining term.

         IV. Limited Warranty. MapQuest warrants that the MapQuest Service shall function substantially as set forth in the Scope of Service for the initial term, and thereafter as long as Licensee operates the current Version or one prior Version of the MapQuest Service. Licensee acknowledges that the services provided a id databases used in the MapQuest Service are complex and may contain some non-conformities, defects or errors MapQuest does not warrant that the services provided and databases used will meet Licensee's needs or expectations, that operations of the MapQuest Service will be error free or uninterrupted (which interruptions shall include periodic system maintenance and upgrades), or that all non-conformities or defects can or will be corrected. MapQuest shall maintain its servers 24 hours a day, seven days a week, subject to Section X(g). No oral or written advice or information provided by MapQuest or any of its agents or employees shall create a warranty or in any way increase the scope of this limited warranty and Licensee is not entitled to rely on any such advice or information MapQuest warrants that the MapQuest Service licensed hereunder shall not abnormally end or produce invalid or incorrect results as a consequence of the mm of the century, and will under normal use operate on calendar dates falling on or after January 1, 2000, in the same manner, and with the same functionality, data integrity and performance as on or before December 31, 1999. Specifically excluded from this warranty are (i) Licensee's database; (including Licensee Data), operating system, hardware and any other Licensee software or hardware interfacing, connecting or operating with the MapQuest Service provided pursuant to this Agreement, and (ii) all third party databases and software licensed by MapQuest or otherwise used in connection with the MapQuest Service. EXCEPT AS SET FORTH IN THIS SECTION, MAPQUEST MAKES NO WARRANTY OF ANY KIND OR NATURE, INCLUDING WITHOUT LIMITATION, AS TO MERCHANTABILITY OR FITNESS FOR ANY USE OR PURPOSE, FOR ANY OF ITS SERVICES OR RIGHTS HEREUNDER, INCLUDING WITHOUT LIMITATION WITH RESPECT TO THE MAPQUEST TECHNOLOGY.

         V. Fees. Licensee shall pay all Fees within 30 calendar days after receipt of the invoice. In addition to any other rights hereunder, Licensee shall pay to MapQuest interest equal to 1.5% of an unpaid, overdue Fee which is not disputed, for each 30 day period, or portion thereof, in which any Fee remains unpaid. Licensee's rights under this Agreement are subject to timely payment of Fees.

         VI. Term. This Agreement will automatically renew for additional one year terms, unless either party gives notice of termination to the other at least 30 days prior to the end of the then current term. Upon termination of this Agreement, those provisions that expressly or by their nature survive shall survive termination of this Agreement, including, without limitation, all payments due and owing to either party and Sections M and IX of this Schedule A. All other rights and obligations of the parties shall cease upon termination of this Agreement.

         VII. Default. This Agreement shall be terminated at the option of the non-defaulting party by written notice thereof to the defaulting party, specifying in reasonable detail the reason for termination, if (i) the defaulting party breaches or otherwise fails to perform or comply in a material respect with a material obligation or covenant, and such breach or failure is not cured to the non-default rig party's reasonable satisfaction within 30 days receipt of such notice; or (ii) the defaulting party fails to comply strictly with the provisions of Section HI or IX of Schedule A. If the non-defaulting party is Licensee, then the sole and exclusive remedy of Licensee shall be that MapQuest refunds to Licensee all Fees paid by Licensee up to the amount of the loss incurred and that this Agreement is terminated, subject to Section III(c), without further recourse. If the non-defaulting party is MapQuest, if en the sole and exclusive remedy of MapQuest shall be that Licensee pays to MapQuest an amount equal to the unpaid Fees to have accrued for the remainder of the term up to the amount of the loss incurred and that this Agreement is terminated, subject to Section III(c), without further recourse.

         VIII. Limitation of Liability. IN NO EVENT WILL EITHER PARTY BE LIABLE FOR ANY LOST PROFITS, OR OTHER CONSEQUENTIAL, EXEMPLARY, INCIDENTAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT, THE USE OF THE MAPQUEST TECHNOLOGY OR PERFORMANCE OF TIME OBLIGATIONS HEREUNDER, EVEN IF THE AFFECTED PARTY HAS BEEN

ADVISED OF THE POSSIBILITY OF SUCH DAMAGES. Nor shall either party be liable for any claim or demand against the other party by any other person, organization, or entity (except as expressly set forth in Section

III(c) of this Schedule A). Excepting any indemnity pursuant to Section M(c), each party agrees that the other's liability hereunder arising out of contract, negligence, strict liability in tort or otherwise, shall not exceed the amounts paid and otherwise payable by Licensee to MapQuest hereunder.

         IX. Confidentiality. At all times during the term hereof and at all times thereafter, each party shall keep confidential and not disclose, directly or indirectly, and shall not use for the benefit of itself or any other individual or entity any Confidential Information of the other party. "Confidential Information" means any trade secrets or confidential or proprietary information whether in written, oral, digital or other form which is unique, confidential or proprietary to the disclosing party, including, but not limited to, the Licensee Data and MapQuest Technology. and any other materials or information related to the business or activities of the disclosing: party which are not generally known to others engaged in similar businesses or activities. Either party's failure to mark any Confidential Information as confidential, proprietary or otherwise shall not affect its status as Confidential Information hereunder.

         X.       Miscellaneous.

                  (a) This Agreement constitutes the entire understanding and agreement of the parties with respect to its subject matter, and supersedes all prior and contemporaneous understandings and agreements, whether written or oral, with respect to such subject matter. No terms contained on any proposal, purchase order, acknowledgment or other document will be effective with respect to affecting the terms hereof.

         (b) No delay or failure by either party to exercise or enforce at any time any right Dr provision hereof will be considered a waiver thereof of such party's rights thereafter to exercise or enforce each and every right and provision hereof. No single waiver will constitute a continuing or subsequent waiver. No waiver, modification or amendment of any provision hereof will be effective unless it is in a signed writing by the parties.

         (c) Licensee may not assign its rights or obligations hereunder (including as a change of control) without the prior written consent of MapQuest. This Agreement will bind and inure to the benefit of the successors and assigns of the parties.

         (d) This Agreement shall be governed and construed in all respects by the laws of the Commonwealth of Pennsylvania, without regard to principles of conflict of laws. Each party shall abide by, and ensure that its officers and employees abide by, all United States federal, state and local laws, ordinances, rules and regulations applicable to the transactions contemplated hereunder.

         (e) Each party expressly acknowledges and agrees that any breach or threatened breach of this Agreement may cause immediate and irreparable harm to the other party which may not be adequately compensated by damages. Each party, therefore, expressly agrees that in the event of such breach or threatened breach and in addition to any and all available equitable and legal remedies, each party shall have the right, after providing timely notice to the other party, to seek equitable injunctive relief in connection with such breach or threatened breach.

         (f) If any provision of this Agreement or the application thereof to any party or circumstance is held to be invalid, illegal, or unenforceable in any respect, that provision to that extent shall be severe I from this Agreement (but, to the extent permitted by law, not otherwise), and shall not affect the remainder hereof, and the parties agree to substitute for such provision a valid provision which most closely approximates the intent and economic effect of such severed provision.

         (g) Neither party shall be liable to the other for a failure to perform any of its obligations under this Agreement, except for payment obligations, during any period in which such performance is delayed due to circumstances beyond its reasonable control.

                           MapQuest Evaluation License
                           ---------------------------

         This MapQuest Evaluation License ("Agreement") is dated February 1, 2000 ("Effective Date") between MapQuest.com, Inc. ("MapQuest") and the undersigned Licensee ("Licensee"). MapQuest and Licensee enter into this Agreement to set forth the terms by which MapQuest is licensing the Software and Data (as set forth in Exhibit A) and associated documentation (the Software, Data and documentation collectively the "Licensed Products") to Licensee in connection with the parties' negotiations of a possible business relationship. This Agreement in no way obligates MapQuest or Licensee to enter into such a business relationship.

         Subject to Licensee's compliance with the terms and conditions of this Agreement and the payment by Licensee to MapQuest of any Initial Set-Up Fees set forth on Schedule A prior to the Effective Date, MapQuest hereby grants to Licensee a non-exclusive, non-assignable, non-transferable, restricted rights license. to use the Licensed Products to build a prototype application to evaluate and demonstrate the Licensed Products solely on an internal basis and solely for the purpose of evaluating whether to enter into a possible business relationship with MapQuest (the 'Purpose"). No license is granted for any other use or purpose. Licensee shall not distribute, rent, lease, sublicense, provide access to, assign or transfer the license or the Licensed Products. Licensee may use the Licensed Products solely for the Purpose, including to build a prototype application for the Purpose, but Licensee shall not use the Licensed Products for the development of applications for any other purpose including for its internal use, or for resale, license, sublicense or demonstration by Licensee to other parties.

         Licensee further agrees that any other use of the Licensed Products, including, but not limited to resale, distribution, rent, lease, or sublicense of the Licensed Products, or use of the Licensed Products in any revenue generating or substantially productive portion of Licensee's business, whether during or after the Evaluation Period shall constitute acceptance of the terms and conditions of MapQuest's then current MapQuest License Agreement applicable to the Licensed Products, for a period of one year from the Effective Date, and that Licensee shall, at MapQuest's sole discretion, be obligated to perform under said License including, without limitation, the timely payment of all fees due thereunder.

         The Term of this Agreement shall be thirty (30) days from the Effective Date ("Evaluation Period"). MapQuest shall have the right at its sole discretion to terminate this Agreement with notice at an earlier late for any or no reason. Within five (5) business days of the expiration or termination of this Agreement, Licensee shall immediately: (i) discontinue all use of all of the Licensed Products in whole or in part, and (ii) erase destroy or return to MapQuest any of the Licensed Products, including copies contained in the computer memory or data storage apparatus.

         Title and ownership rights in the Licensed Products are and shall at all times remain with MapQuest or its suppliers. No license, right or interest in any trademark, trade name or service mark of MapQuest is granted under this Agreement. Licensee shall not obliterate, modify or interfere with the display of any copyright or confidentiality notices included on or in the Licensed Products.

         MAPQUEST PROVIDES NO WARRANTIES UNDER THIS AGREEMENT OR THE LICENSE, INCLUDING ANY WARRANTIES OF MERCHANTABILITY OR FITNESS FOR ANY USE OR PURPOSE. MAPQUEST SHALL NOT BE LIABLE TO LICENSEE FOR ANY DAMAGES, INCLUDING ANY LOST PROFITS, OR OTHER CONSEQUENTIAL, EXEMPLARY, INCIDENTAL OR PUNITIVE DAMAGES ARISING OUT OF THIS AGREEMENT OR THE USE OF THE LICENSED PRODUCTS.

         Except as expressly contemplated herein, Licensee shall not copy, modify, alter, adapt, translate, port, use, disclose, sell or transfer, in whole or in part, the Licensed Products, or attempt to derive the source code thereof by any means including but not limited to recompiling, disassembling, reverse engineering, merging, reverse analyzing output data or creating derivative works of the Licensed Products. Licensee shall not bypass, disable or reverse engineer any protections put in place by MapQuest against unlicensed use of the Licensed Products beyond the Evaluation Period. The parties acknowledge that performance of this Agreement will not result in the acquisition or development by Licensee of any rights with respect to the Licensed Products including without limitation, modifications, improvements, enhancements, or other derivative material. Licensee shall not publish any benchmark tests run on the Licensed Products without MapQuest's prior written consent.

         At all times during the term hereof and at all times thereafter, Licensee shall keep confidential and not disclose, directly or indirectly, and shall not use for the benefit of itself or any other individual o- entity any Confidential Information of MapQuest. "Confidential Information" means any trade secrets or confidential or proprietary information whether in written, digital, oral or other form which is unique, confidential or proprietary to MapQuest, including, but not limited to, the Licensed Products, and any other materials or information related to the business or activities of MapQuest which are not generally known to others engaged in similar business or activities. MapQuest's failure to mark any Confidential Information as confidential, proprietary or otherwise shall not affect its status as Confidential Information hereunder.

         Upon any violation of this Agreement be Licensee, MapQuest shall have the right to seek any and all remedies available to it under the law and in equity.

         This Agreement shall be governed by, and construed in accordance with the laws of the Commonwealth of Pennsylvania and both parties agree to submit to the exclusive jurisdiction of federal or state court, located in Pennsylvania. Each party agrees not to bring suit in any other courts nor to seek to remove such actions to courts outside of Pennsylvania.

         Each party expressly acknowledges and agrees that any breach or threatened breach of this Agreement may cause immediate and irreparable harm to the other party which may not be adequately compensated by damages. Each party, therefore, expressly agrees that in the event of such breach or threatened breach and in addition to any and all available equitable and legal remedies, each party shall have the right, after providing timely notice to the other party, to seek equitable injunctive relief in connection with such breach or threatened breach.


         IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.


MapQuest.com                                         Licensee:         Eautoclaims.com

By:                                                  By:
   -----------------------------------------            --------------------------------------------------

Date:                                                Date:
     ---------------------------------------              ------------------------------------------------

Name:             Denny Reinert                      Name:             Eric Seidel
Title:            Director of Sales                  Title:            CEO
Address:          1730 Blake Street, #310            Address:          2708 Alt 19 North #604
                  Denver, CO  80202                                    Palm Harbor, FL  34683
Phone:            (303) 312-0200                     Phone:            (727) 781-0414
